UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 2

To

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2017 (February 17, 2017)

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Healthcare Trust, Inc. (the “Company”) filed a Current Report on Form 8-K on February 17, 2017, which was amended by Amendment No. 1 to Form 8-K filed on February 21, 2017 (as amended, the "Original 8-K"). This Amendment No. 2 to Current Report on Form 8-K is being filed for the purpose of replacing the second and third sentences of the third paragraph under the heading “Second Amended and Restated Advisory Agreement” with the disclosure below to correct the description of the change of control fee.

Item 1.01. Entry into a Material Definitive Agreement.

The second and third sentences of the third paragraph under the heading “Second Amended and Restated Advisory Agreement” in the Original 8-K is hereby replaced with the following disclosure:

“The change of control fee would be equal to the product of (a) four and (b) the “Subject Fees”. The Subject Fees are equal to the sum of (i) four multiplied by the asset management fee plus (ii) four multiplied by the actual variable management/incentive fee, in each of clauses (i) and (ii), payable for the fiscal quarter immediately prior to the fiscal quarter in which the change of control occurs, plus, (iii) without duplication, the annual increase in the asset management fee resulting from the cumulative net proceeds of any equity raised in respect of the fiscal quarter immediately prior to the fiscal quarter in which the change of control occurs.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: February 28, 2017	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary